Restricted Stock Agreement
Employee – 5 year vesting

Restricted Stock Award

Granted by

WOLVERINE BANCORP, INC.

under the

WOLVERINE BANCORP, INC.
2012 EQUITY INCENTIVE PLAN

This Restricted Stock Award Agreement (the “Restricted Stock Award” or this “Agreement”) is and will be subject in every respect to the provisions of the 2012 Equity Incentive Plan (the “Plan”) of Wolverine Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1. Name of Participant______________________________________________________

2. Date of Grant: _________, 2012

3.         Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: ____________
                    (subject to adjustment pursuant to Section 8 hereof).

4.         Vesting Schedule.  Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.

The Restricted Stock Awards granted under the Plan shall vest in five (5) equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or _________, 2013, and succeeding installments on each anniversary thereafter, through _________, 2017.  To the extent the shares of Restricted Stock awarded to me are not equally divisible by “5,” any excess shares of Restricted Stock shall vest on __________, 2017.

Vesting will automatically accelerate pursuant to Sections 2.8 and 4.1 of the Plan (in the event of death or Disability or Involuntary Termination of Employment following a Change in Control).

5.                Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either (i) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or (ii) registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Voting and Dividends.

The Participant will have the right to vote the shares of Restricted Stock awarded hereunder.

Any cash dividends declared on shares of Restricted Stock that have not vested (and any earnings thereon) shall be immediately distributed to the Participant.

7.
Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.
Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.3 of the Plan.

9.          Effect of Termination of Service on Restricted Stock Award

             This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not fully vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not fully vested, at the date of Termination of Service.

(iii)	Termination for Cause. In the event that the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will expire and be forfeited.

(iv)
Change in Control.  In the event of an Involuntary Termination of Employment following a Change in Control, all Restricted Stock Awards will vest as to all shares subject to an outstanding Award, whether or not fully vested, at the date of the Involuntary Termination of Employment.   A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(v)
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than death, Disability, for Cause or following a Change in Control, all shares of Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

10.           Post-Termination Obligations.  The Participant hereby covenants and agrees that, for a period of twelve months following the Participant’s termination of employment with Wolverine Bank (the “Bank”), the Participant shall not, without the written consent of the Bank, either directly or indirectly:

10.1
Non-Solicitation of Employees.  Solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank or the Company, or any of their respective subsidiaries or affiliates, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or the Company, or any of their direct or indirect subsidiaries or affiliates or has headquarters or offices within 20 miles of the locations in which the Bank or the Company has business operations or has filed an application for regulatory approval to establish an office;

10.2
Non-Competition.  Become an officer, employee, consultant, director, independent contractor, agent, sole proprietor, joint venturer, greater than 5% equity owner or stockholder, partner or trustee of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company or agency, any mortgage or loan broker or any other entity competing with the Bank or its affiliates in the same geographic locations where the Bank or its affiliates has material business interests; provided, however, that this restriction shall not apply if the Participant’s employment is terminated following a Change in Control; or

10.3
Non-Solicitation of Customers.    Solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

11.           Miscellaneous.

11.1	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
11.2	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.3	This Restricted Stock Award and this Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

11.4
This Restricted Stock Award and this Agreement are subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

WOLVERINE BANCORP, INC.
______________________________________ By: ___________________________________ Its: ___________________________________

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Company’s 2012 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2012 Equity Incentive Plan.

PARTICIPANT
_________________________________________